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                                                                    EXHIBIT 10.8



                            THREE-FIVE SYSTEMS, INC.
                   AMENDED AND RESTATED 1998 STOCK OPTION PLAN
               (AS AMENDED AND RESTATED THROUGH FEBRUARY 8, 2002)

         1. ADOPTION. On January 29, 1997, the Board of Directors (the "Board") of Three-Five Systems, Inc., a Delaware corporation (the Company"), adopted the 1998 Stock Option Plan (the "Original Plan"). The stockholders of the Company approved the Original Plan on April 23, 1998. On January 28, 1999, the Board amended the Original Plan in order to increase the number of available shares for issuance under the Plan by 250,000 shares. Such amendments were approved by the stockholders of the Company at the annual meeting on April 22, 1999. On April 22, 1999, the Board again amended and restated the Plan in order to provide for a restriction as to the repricing of shares issued under the Plan. On February 1, 2001, the Plan was restated to account for stock dividends declared by the Company in December 1999 and April 2000. Such additional amendments and restatements did not require stockholder approval. On February 8, 2002 the Board amended the plan to increase the number of shares available for issuance under the plan to 1,600,000, and the stockholders approved such amendment on May 3, 2002. This amended and restated plan, fully incorporating the revisions made on April 22, 1999, February 1, 2001, and February 8, 2002, is referred to herein as the "Revised Plan." The Revised Plan shall be known as the Three-Five Systems, Inc. Amended and Restated 1998 Stock Option Plan (the "Plan"). When applicable, the term "Plan" shall include the Original Plan, as previously amended, and/or the Revised Plan.

         2. PURPOSE. The purpose of this 1998 Stock Option Plan (the "Plan") is to attract, retain and motivate employees, independent contractors and non-employee board members by providing them with the opportunity to acquire a proprietary interest in the Company and to link their interests and efforts to the long-term interests of the Company's stockholders.

         3. PLAN ADMINISTRATION

         3.1 IN GENERAL. The Plan shall be administered by the Company's Board of Directors (the "Board"). Except for the power to amend the Plan as provided in Section 12, the Board, in its sole discretion, may delegate its authority and duties under the Plan to one or more committees appointed by the Board, under such conditions and limitations as the Board may from time to time establish. The Board and/or any committee that has been delegated the authority to administer the Plan shall be referred to as the "Plan Administrator." Except as otherwise explicitly set forth in the Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to options granted under the Plan, including selection of the individuals to be granted options, the type of options granted, the number of shares of the Company's Common Stock ("Common Stock") subject to an option, vesting conditions, and any and all other terms, conditions, restrictions and limitations, if any, of an option. Notwithstanding the foregoing, no options granted under the Plan shall have a vesting period of less than one year from the date of grant. All decisions made by the Plan Administrator pursuant to the Plan and related orders and resolutions shall be final and conclusive.

         3.2 RULE 16B-3 AND CODE SECTION 162(M). Notwithstanding any provision of this Plan to the contrary, only the Board or a committee composed of two or more or Non-Employee Directors may make determinations regarding grants of options to officers, directors and 10% stockholders of the Company ("Affiliates"). (The term "Non-Employee Directors shall satisfy the meaning set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended). The Plan Administrator shall have the authority and discretion to determine the extent to which option grants will conform to the requirements of
Section 162(m) Internal Revenue Code of 1986, as amended (the "Code"), and to take such action, establish such procedures, and impose such restrictions as the Plan Administrator determines to be necessary or appropriate to conform to such requirements.

         4. ELIGIBILITY. Any employee of the Company (the term "employee" shall include a person who has signed an agreement to become an employee) shall be eligible to receive Incentive Stock Options and/or Nonqualified Stock Options (as such terms are defined in Section 6.1). An independent contractor or non-employee board member shall be eligible to receive only Nonqualified Stock Options. For purposes of this Section 4, "Company" includes any parent or subsidiary of the Company as defined in Section 424 of the Code.


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         5. SHARES SUBJECT TO THE PLAN

         5.1 NUMBER AND SOURCE. The stock offered under the Plan shall be shares of Common Stock and may be unissued shares or shares now held or subsequently acquired by the Company as treasury shares, as the Plan Administrator may from time to time determine. Any shares subject to an option granted under the Plan that is forfeited, terminated or cancelled shall again be available for the granting of options under the Plan. Subject to adjustment as provided in Section
5.2 (and taking into account the stock dividend declared by the Company in December 1999 and April 2001, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 1,600,000 (as adjusted to reflect the Company's 1999 and 2002 stock splits). The aggregate number of shares of Common Stock that may be covered by options granted to any one individual in any year shall not exceed 275,000.

         5.2 CAPITAL ADJUSTMENTS. The aggregate numbers and type of shares available for options under the Plan, the maximum number and type of shares that may be subject to options to any individual under the Plan, the number and kind of shares covered by each outstanding option, and the exercise price per share (but not the total price) for stock options outstanding under the Plan shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from any split-up, combination or exchange of shares, consolidation, spin-off or recapitalization of shares or any like capital adjustment or the payment of any stock dividend.

         5.3 MERGERS, ETC. If the Company is the surviving corporation in any merger or consolidation, any option granted under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled prior to the merger or consolidation. A dissolution or liquidation of the Company shall cause every option outstanding under this Plan to terminate. A merger or consolidation in which the Company is not the surviving corporation shall also cause every option outstanding under this Plan to terminate, but each optionholder shall have the right, immediately prior to such merger or consolidation in which the Company is not a surviving corporation, to exercise vested options in whole or in part, subject to the other provisions of this Plan and the applicable option agreement.

         6. STOCK OPTIONS

         6.1 GRANT. The Plan Administrator may grant stock options, designated as either "Incentive Stock Options" which comply with the provisions of Section 422 of the Code or any successor statutory provision, or "Nonqualified Stock Options" The price at which shares may be purchased upon exercise of a particular option shall be determined by the Plan Administrator; however, the exercise price of any stock option shall not be less than 100% of the Fair Market Value of such shares on the date such option is granted (110% if options are intended to be Incentive Stock Options and are granted to a stockholder who at the time the option is granted owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company). For purposes of the Plan, "Fair Market Value" as to a particular day equals the closing price for the Common Stock on the New York Stock Exchange as reported in the Wall Street Journal or in such other source as the Plan Administrator deems reliable. If there is no reported sale of Common Stock on the New York Stock Exchange on the date in question, then Fair Market Value shall be the closing selling price on the New York Stock Exchange on the last preceding date for which an actual reported sale exists. The Plan Administrator shall set the term of each stock option, but no stock option shall be exercisable more than 10 years after the date such option is granted and, to the extent the aggregate Fair Market Value (determined as of the date the option is granted) of Common Stock with respect to which Incentive Stock Options granted to a particular individual become exercisable for the first time during any calendar year (under the Plan and all other stock option Plans of the Company) exceeds $100,000 (or such corresponding amount as may be set by the Code) such options shall be treated as Nonqualified Stock Options. An optionholder and the Plan Administrator can agree at any time to convert an Incentive Stock Option to a Nonqualified Stock Option.

         6.2 NO REPRICING WITHOUT STOCKHOLDER APPROVAL. No Stock Options granted to any optionholder under the Plan may be repriced without the approval of the stockholders of the Company ("Repricing") within 12 months of such repricing. Stockholder approval shall be evidenced by the affirmative vote of the holders

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of the majority of the shares of the Company's Common Stock present and person by proxy and voting at the meeting. For purposes of this Agreement, "Repricing" shall mean that situation in which new options are issued to an optionholder in place of cancelled options and which would be reportable in the repricing table of the annual proxy.

         6.3 INDIVIDUAL STOCK OPTION AGREEMENTS. Options granted under the Plan shall be evidenced by option agreements in such form and content as the Plan Administrator from time to time approves, which agreements shall substantially comply with and be subject to the terms of the Plan. The option agreements may contain other provisions or conditions as the Plan Administrator deems necessary or appropriate to effectuate the sense and purpose of the Plan and may be amended from time to time in accordance with the terms thereof.

         7. OPTION EXERCISE

         7.1 PRECONDITION TO STOCK ISSUANCE. No shares shall be delivered pursuant to the exercise of any stock option, in whole or in part, until qualified for delivery under such securities laws and regulations as may be deemed by the Plan Administrator to be applicable thereto and until, in the case of the exercise of an option, payment in full of the option price thereof (in cash or stock as provided in Section 7.2) is received by the Company. No holder of an option, or any legal representative, legatee or distributee shall be or be deemed to be a holder of any shares subject to such option or right unless and until such shares are issued. No option may at any time be exercised with respect to a fractional share.

         7.2 FORM OF PAYMENT. An optionholder may exercise a stock option using as the form of payment (a) cash or cash equivalent, (b) stock-for-stock payment (as described below) (c) any combination of the above, or (d) such other means as the Plan Administrator may approve. Any optionholder who owns Common Stock may use such shares, the value of which shall be as the Fair Market Value on the date the stock option is exercised, as a form of payment to exercise stock options under the Plan. The Plan Administrator, in its discretion, may restrict or rescind the right to use stock-for-stock payment. A stock option may be exercised in such manner only by tendering (actually or by attestation) to the Company whole shares of Common Stock having a Fair Market Value equal to or less than the aggregate exercise price. The Plan Administrator may permit an optionholder to elect to pay the exercise price of a stock option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price plus any tax withholding resulting from such exercise. If an option is exercised by surrender of stock having a Fair Market Value less than the aggregate exercise price, the optionholder must pay the difference in cash.

         8. TRANSFERABILITY. Any Incentive Stock Option granted under the Plan shall, during the recipient's lifetime, be exercisable only by such recipient and shall not be assignable or transferable by such recipient other than by will or the laws of descent and distribution. Except as specifically allowed by the Plan Administrator, a Nonqualified Stock Option granted under the Plan or any of the rights and privileges conferred thereby shall not be assignable or transferable by the optionholder other than by will or the laws of descent and distribution and such option shall be exercisable during the optionholder's lifetime only by the optionholder.

         9. WITHHOLDING TAXES; OTHER DEDUCTIONS. The Company shall have the right to deduct from any settlement of an option granted under the Plan, including the delivery or vesting of shares, (a) an amount sufficient to cover withholding as required by law for any federal, state or local taxes, and (b) any amounts due from the recipient of such option to the Company or to any subsidiary of the Company or to take such other action as may be necessary to satisfy any such withholding or other obligations, including withholding from any other cash amounts due or to become due from the Company to such recipient an amount equal to such taxes or obligations.

         10. TERMINATION OF SERVICES. The terms and conditions under which an option may be exercised following termination of an optionholder's employment or independent contractor relationship with the company shall be determined by the Plan Administrator; provided, however, that Incentive Stock Options shall not be exercisable at any time after the earliest of the date that is (a) three months after termination of employment, unless due to death or Disability (as defined in Section 22(e)(3) of the Code); (b) one year after termination of employment due to death or Disability.

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         11. TERM OF THE PLAN. The Plan shall become effective as of January 29,
1998, and shall remain in full force and effect through January 28, 2008, unless sooner terminated by the Board. After the Plan is terminated, no future options may be granted, but options previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan's terms and conditions.

         12. PLAN AMENDMENT. The Board may amend, suspend or terminate the Plan at any time; provided that no such amendment shall be made without the approval of the Company's stockholders if such approval is: (a) required to comply with
Section 422 of the Code with respect to Incentive Stock options; (b) required for purposes of Section 162(m) of the Code; (c) required to comply with New York Stock Exchange rules and regulations; (d) required to comply with SEC or state rules and regulations; (e) to increase the number of shares available for issuance under the Plan; (f) to reduce the minimum exercise price of an option below Fair Market Value on the date of grant; or (g) to allow Repricings without stockholder approval.

         13. APPROVAL BY STOCKHOLDERS. The Original Plan and all amendments requiring stockholder approval shall be submitted to the stockholders of the Company for their approval at a regular meeting to be held within 12 months after adoption by the Board. Stockholder approval shall be evidenced by the affirmative vote of the holder of a majority of the shares of the Company's Common Stock present in person or by proxy and voting at the meeting.

                                THREE-FIVE SYSTEMS, INC.


                                By:   /s/ Jack L. Saltich
                                      ------------------------------------------
                                Name: Jack L. Saltich

                                Its:  President and Chief Executive Officer

ATTESTED BY:


/s/ Jeffrey D. Buchanan
-----------------------
Secretary



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